UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2011

Volterra Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47467 Fremont Blvd., Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 510 743 1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed to supplement the disclosure under “Item 5.07. Submission of Matters to a Vote of Security Holders” of the Current Report on Form 8-K filed by Volterra Semiconductor Corporation (the “Company”) with the Securities and Exchange Commission on April 28, 2011 (the “Original 8-K”), to include the Company’s determination as to how frequently it will submit future non-binding advisory votes on the compensation of the Company’s named executive officers to the stockholders for consideration. No other changes are being made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, at the 2011 annual meeting of stockholders of the Company held on April 22, 2011, the one-year frequency of holding a non-binding advisory vote on the compensation of the Company’s named executive officers (a “Say-on-Pay proposal”) received the highest number of votes cast. In light of these voting results and other factors considered by the Company’s board of directors, the Company decided to include a non-binding advisory vote of its stockholders on the compensation of the Company’s named executive officers in its proxy materials every year until such time as the Company is required to hold another non-binding advisory vote of the Company’s stockholders on the frequency of the Say-on-Pay proposal, which will occur no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

January 25, 2012	By:	/s/ David Oh
Name: David Oh
Title: General Counsel